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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and the use of our report dated April 30, 1999 (except Notes 2 and 4 for which the date is December 3, 1999), in the Registration Statement (Form S-1 No. 333-88629) and related Prospectus of Net Value Holdings, Inc. for the registration of 3,722,560 shares of its common stock.

LJ SOLDINGER ASSOCIATES




Arlington Heights, Illinois
February 15, 2000